UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 14, 2017

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)
 1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
900 Richards Street, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
 None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

Hawaiian Electric Industries, Inc. [ ]	Hawaiian Electric Company, Inc. [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc. [ ]	Hawaiian Electric Company, Inc. [ ]

Item 1.02.  Termination of a Material Definitive Agreement.
On December 22, 2015, Hawaii Electric Light Company, Inc. (Hawaii Electric Light) entered into an Asset Purchase Agreement, subject to Public Utilities Commission of the State of Hawaii (PUC) approval, to acquire the assets of Hamakua Energy Partners, L.P. (HEP) for approximately $84.5 million. The Asset Purchase Agreement was described in Form 8-K filed December 23, 2015 and is incorporated herein by reference.
Hawaii Electric Light and its parent, Hawaiian Electric jointly applied for PUC approval of the Asset Purchase Agreement on February 12, 2016. On May 4, 2017, the PUC issued a decision and order denying Hawaii Electric Light’s and Hawaiian Electric’s request for approval of the Asset Purchase Agreement. On July 14, 2017, pursuant to the terms of the Asset Purchase Agreement, Hawaii Electric Light and HEP executed a Termination Agreement terminating the Asset Purchase Agreement effective as of the date of signing.
Item 8.01. Other Events.
On July 14, 2017, the PUC accepted Hawaiian Electric, and its subsidiaries, Hawaii Electric Light and Maui Electric Company, Limited (collectively the “Hawaiian Electric Companies”) Power Supply Improvement Plan (PSIP). The PSIP charts the near term actions that will lead the Hawaiian Electric Companies’ to use renewable resources to meet the state’s 100% renewable portfolio standard goal by 2045.
The decision accepting the Hawaiian Electric Companies’ PSIP may be accessed by clicking “Selected PUC Filings” on the Investor Relations page of HEI’s website (www.hei.com). Alternatively, please visit http://selectedpucfilings.hei.com. These docketed filings are also made available by the PUC on its website at http://dms.puc.hawaii.gov/dms (Docket No. 2014-0183).
Hawaiian Electric issued a news release, “Regulators accept Hawaiian Electric Companies’ plan to reach 100% renewable energy” The news release is furnished as Exhibit 99.

HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and American Savings Bank, F.S.B.’s press releases, HEI’s and Hawaiian Electric’s SEC filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian

Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s other SEC filings.
FORWARD-LOOKING STATEMENTS
This report may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this report should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s and Hawaiian Electric’s Annual Report on Form 10-K for the year ended December 31, 2016 and HEI’s and Hawaiian Electric’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric Company, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit 99	News release, dated July 17, 2017, “Regulators accept Hawaiian Electric Companies’ plan to reach 100% renewable energy”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Gregory C. Hazelton	/s/ Tayne S. Y. Sekimura
Gregory C. Hazelton	Tayne S. Y. Sekimura
Executive Vice President and	Senior Vice President and
Chief Financial Officer	Chief Financial Officer

Date: July 17, 2017	Date: July 17, 2017

EXHIBIT INDEX

Exhibit No.        Description

Exhibit 99	News release, dated July 17, 2017, “Regulators accept Hawaiian Electric Companies’ plan to reach 100% renewable energy”

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